EXHIBIT 4.8
           ARTICLES OF AMENDMENT TO THE
                  ARTICLES OF INCORPORATION OF
             UNITED COMPANIES FINANCIAL CORPORATION


     On _________, 1995, pursuant to the authority granted to and vested in the Board of Directors (hereinafter called the "Board of Directors" or the "Board") of United
Companies Financial Corporation, a corporation organized and existing under the Louisiana Business Corporation Law (hereinafter called the "Corporation"), and in accordance with the provisions of Section 33 of the Louisiana Business Corporation Law and Article III of the Corporation's Articles of Incorporation (the "Articles of Incorporation") and in view of the fact that no shares of the Corporation's 6.5%
Cumulative Convertible Preferred Stock, Series A, Issue Price $25.00 per share authorized under present Section 6 of Article III remain outstanding, the Board of Directors, duly authorized by the Board of Directors, voted in favor of amending
Article III of the Articles
of Incorporation to (i) eliminate present Section 6 thereof in its entirety and (ii) to add a new Section 6 thereto in order to create a new series of preferred stock, par value $2.00, of the Corporation and to state the designation and number of shares, and to fix the preferences, limitations and relative rights thereof, all as set forth hereinafter.

     "Section 6 - ____% PRIDES, Convertible Preferred Stock, par value $2.00 per share.

     Paragraph 1. Designation and Amount. The shares of such series shall be designated as "_____% PRIDES, Convertible Preferred Stock, par value $2.00 per share"
(the "PRIDES"). The PRIDES are Preferred Redeemable Increased Dividend Equity Securities. The authorized number of shares constituting the PRIDES shall be __________.

     Paragraph 2.  Dividends.

     (a) The holders of outstanding shares of PRIDES shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative preferential dividends from June __, 1995, at the rate per share of $____ per annum, and no more, payable quarterly for each share of PRIDES, payable in arrears on the 1st day of each January, April, July and October, respectively (each such date being hereinafter referred to as a "Dividend Payment Date"), or, if any Dividend Payment Date is not a business day, then the Dividend Payment Date shall be the next succeeding business day; provided, however, that, with respect to any dividend period during which a redemption occurs, the Corporation may, at its option, declare accrued dividends to, and pay such dividends on, the redemption date, in which case such dividends would be payable on the redemption date in cash to the holders of the shares of PRIDES as of the record date for such dividend payment and such accrued dividends would not be included in the calculation of the related Call Price (as hereinafter defined). Each dividend on the shares of PRIDES shall be payable to holders of record as they appear on the stock register of the Corporation on such record date, not less than 10 nor more than 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. The first dividend payment shall be for the period from June __, 1995 to but excluding July 1, 1995 and the first dividend will be payable on July 1, 1995. Dividends (or amounts equal to accrued and unpaid dividends) payable on shares of PRIDES for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month.

     Dividends on the shares of PRIDES will accrue whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared on a daily basis from the previous Dividend Payment Date. Accumulated unpaid dividends shall not bear interest. Dividends will cease to accrue in respect of shares of PRIDES on the Mandatory Conversion Date (as hereinafter defined) or on the date of their earlier conversion or redemption.

     The shares of PRIDES will rank on a parity, both as to payment of dividends and distribution of assets upon liquidation, with any future preferred stock issued by the
Corporation (the "Preferred Stock") that by its terms ranks pari passu with the shares of PRIDES.

     (b) As long as any shares of PRIDES are outstanding, no dividends for any dividend period (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Common Stock (as defined below) or any other capital stock of the Corporation ranking junior to the shares of PRIDES as to the payment of dividends and the distribution of assets upon liquidation ("Junior Stock") and cash in lieu of fractional shares of such Junior Stock in connection with any such dividend) will be paid in cash or otherwise, nor will any other distribution be made (other than a distribution payable in Junior Stock and cash in lieu of fractional shares of such Junior
Stock in connection with any such distribution), on any Junior Stock unless: (i) full dividends on all outstanding shares of Preferred Stock (including the shares of PRIDES), that does not constitute Junior Stock ("Parity Preferred Stock") have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Junior Stock dividend or distribution payment to the extent such dividends are cumulative; (ii) dividends in full, in the case of a dividend payment with respect to Junior
Stock, for any Parity Preferred Stock dividend period commencing on or prior to the date of such Junior Stock dividend payment or, in the case of any other distribution with respect to Junior Stock, for the current quarterly dividend period, have been paid, or declared and set aside for payment, on all outstanding shares of Parity Preferred Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Parity Preferred Stock; and (iv) the
Corporation is not in default on any of its obligations to redeem any outstanding shares of Parity Preferred Stock.

     In addition, as long as any shares of PRIDES are outstanding, no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Corporation or any of its subsidiaries (except in connection with a reclassification or exchange of any
Junior Stock through the issuance of other Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith) or the purchase, redemption, or other acquisition of any Junior Stock with any Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Stock unless:
(i) full dividends on all outstanding shares of Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition to the extent such dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Parity Preferred Stock.

     Subject to the provisions described above, such dividends or other distributions (payable in cash, property, or Junior Stock) as may be determined by the Board of Directors may be declared and paid on the shares of any Junior Stock from time to time and Junior Stock may be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries from time to time. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Stock will be entitled, to the exclusion of holders of any outstanding Parity Preferred Stock, to share therein according to their respective interests.

     As long as any shares of PRIDES are outstanding, dividends for any dividend period or other distributions may not be paid on any outstanding shares of Parity Preferred Stock
(other than dividends or other distributions payable in Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith), unless either: (a) (i) full dividends on all outstanding shares of Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Parity Preferred Stock dividend or distribution payment to the extent such dividends are cumulative; (ii) dividends in full, in the case of a dividend payment, for any Parity
Preferred Stock dividend period commencing on or prior to the date of such Parity Preferred Stock dividend payment or, in the case of any other distribution, for the current quarterly dividend period, have been paid, or declared and set aside for payment, on all outstanding shares of Parity Preferred Stock to the extent such dividends are cumulative:
(iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any , for any outstanding shares of Parity Preferred Stock; and (iv) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Parity Preferred Stock; or (b) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding shares of PRIDES and each other share of such Parity Preferred Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of outstanding shares of PRIDES and such other outstanding shares of Parity Preferred Stock bear to each other.

     In addition, as long as any shares of PRIDES are outstanding, the Corporation may not purchase, redeem or otherwise acquire any Parity Preferred Stock (except with any Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith) unless: (i) full dividends on Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Parity Preferred Stock purchase, redemption or other acquisition payment to the extent such dividends are cumulative;
(ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any Parity Preferred Stock.

     (c) Any dividend payment made on the shares of PRIDES shall first be credited against the earliest accrued but unpaid dividend due with respect to the shares of PRIDES.

     (d) All dividends paid with respect to the shares of PRIDES shall be paid pro rata to the holders entitled thereto.

     (e) Holders of the shares of PRIDES shall be entitled to receive dividends in preference to and in priority over any dividends upon any shares of the Corporation ranking junior to the shares of PRIDES as to dividends, but subject to the rights of holders of shares of the Corporation having a preference and a priority over the payment of dividends on the shares of PRIDES.

     Paragraph 3.  Redemptions and Conversions.

     (a) Mandatory Conversion. On July 1, 2000 (the "Mandatory Conversion Date"), each outstanding share of PRIDES shall convert automatically (the "Mandatory Conversion") into shares of Common Stock at the Common Equivalent Rate (as hereinafter defined) in effect on the Mandatory Conversion Date and the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of PRIDES
(other than previously declared dividends payable to a holder of record on a prior date) to the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payment of dividends, subject to the right of the Corporation to redeem the shares of PRIDES on or after July 1, 1998 (the "Initial Redemption Date") and prior to the Mandatory Conversion Date, as described below, and subject to the conversion of the shares of PRIDES at the option of the holder at any time prior to the Mandatory Conversion Date. The Common Equivalent Rate is initially one share of Common Stock for each share of PRIDES and is subject to adjustment as set forth below. Dividends on the shares of PRIDES shall cease to accrue and such shares shall cease to be outstanding on the Mandatory Conversion Date. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing shares of Common Stock and for the payment of cash in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the shares of PRIDES, and the Corporation may defer the payment of dividends on such shares of Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the shares of PRIDES, provided that the Corporation shall give the holders of the shares of PRIDES such notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the Mandatory Conversion Date. Amounts payable in cash in respect of the shares of PRIDES or in respect of such shares of Common Stock shall not bear interest.

     (b)  Redemption by the Corporation.

          (i) Right to Redeem. Shares of PRIDES are not redeemable by the Corporation prior to the Initial Redemption Date. At any time and from time to time on or after the Initial Redemption Date and prior to the Mandatory Conversion Date, the Corporation shall have the right to redeem, in whole or in part, the outstanding shares of PRIDES. Upon any such redemption, the Corporation shall deliver to the holders of shares of PRIDES, in accordance with the provisions of this Section 6, in exchange for each share so redeemed, the greater of (A) a number of shares of Common Stock equal to the
Call Price in effect on the redemption date, divided by the Current Market Price (as hereinafter defined) of the Common Stock determined as of the second trading day immediately preceding the Notice Date (as hereinafter defined) or (B) _________ of a share of Common Stock (subject to adjustment in the same manner as the Optional
Conversion Rate (as hereinafter defined) is adjusted). The public announcement of any call for redemption shall be made prior to, or at the time of, the mailing of the notice of such call to holders of shares of PRIDES as described below. If fewer than all the outstanding shares of PRIDES are to be redeemed, shares of PRIDES to be redeemed shall be selected by the Corporation from outstanding shares of PRIDES not previously redeemed by lot or pro rata (as nearly as may be practicable) or by any other method determined by the Board of Directors in its sole discretion to be equitable. As used in this subparagraph (b), the term "Notice Date" with respect to any notice given by the Corporation in connection with a redemption of shares of PRIDES means the date on which first occurs either the public announcement of such redemption or the commencement of mailing of such notice to the holders of shares of PRIDES.

     (ii) Notice of Redemption. The Corporation shall provide notice of any redemption of the shares of PRIDES to holders of record of PRIDES to be called for redemption not less than 15 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by mailing notice of such redemption first class postage prepaid, to each holder of record of shares of PRIDES to be redeemed, at such holder's address as it appears on the stock register of the Corporation; provided, however, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of PRIDES to be redeemed except as to the holders to whom the Corporation has failed to give said notice or whose notice was defective.

     Each such notice shall state, as appropriate, the following and may contain such other information as the Corporation deems advisable:

          (A)  the redemption date;

          (B) that all outstanding shares of PRIDES are to be redeemed or, in the case of a call for redemption of fewer than all outstanding shares of PRIDES, the number of such shares held by such holder to be redeemed;

          (C) the number of shares of Common Stock deliverable upon redemption of each share of PRIDES to be redeemed and, if applicable, the Call Price and the Current Market Price used to calculate such number of shares of Common Stock;

          (D) the place or places where certificates for such shares are to be surrendered for redemption; and

          (E) that dividends on the shares of PRIDES to be redeemed shall cease to accrue on such redemption date (except as otherwise provided herein).

     (iii) Deposit of Shares and Funds. The Corporation's obligation to deliver shares of Common Stock and provide funds upon redemption in accordance with this Paragraph
3 shall be deemed fulfilled if, on or before a redemption date, the Corporation shall irrevocably deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, or shall set aside or make other reasonable provision for the issuance of such number of shares of Common Stock as are required to be delivered by the Corporation pursuant to this Paragraph 3 upon the occurrence of the related redemption (and for the payment of cash in lieu of the issuance of fractional share amounts and accrued and unpaid dividends payable in cash on the shares to be redeemed as and to the extent provided by this Paragraph 3). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any shares of Common Stock or funds so deposited and unclaimed at the end of two years from such redemption date shall be repaid and released to the Corporation, after which the holder or holders of such shares of PRIDES so called for redemption shall look only to the Corporation for delivery of such shares of Common Stock or funds.

     (iv) Surrender of Certificates; Status. Each holder of shares of PRIDES to be redeemed shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state) to the Corporation at the place designated in the notice of such redemption and shall thereupon be entitled to receive certifIcates evidencing shares of Common Stock and to receive any funds payable pursuant to this Paragraph 3 following such surrender and following the date of such redemption. In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares. If such notice of redemption shall have been given, and if on the date fixed for redemption, shares of Common Stock and funds necessary for the redemption shall have been irrevocably either set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available therefor) or deposited with a bank or a trust company or an affiliate thereof as provided herein or the Corporation shall have made other reasonable provision therefor, then, notwithstanding that the certificates evidencing any shares of
PRIDES so called for redemption or subject to conversion shall not have been surrendered, the shares represented thereby so called for redemption shall be deemed no longer outstanding, dividends with respect to the shares so called for redemption shall cease to accrue on the date fixed for redemption (except that holders of shares of PRIDES at the close of business on a record date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and prior to such Dividend Payment Date) and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except for the rights of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to this Paragraph
3 without interest upon surrender of their certificates therefor (unless the Corporation defaults on the delivery of such shares or the payment of such funds). Holders of shares of PRIDES that are redeemed shall not be entitled to receive dividends declared and paid on such shares of Common Stock, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are issued upon the surrender of the certificates representing such shares of PRIDES and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to such redemption date without interest thereon.

     (c) Conversion at Option of Holder. Shares of PRIDES are convertible, in whole or in part, at the option of the holders thereof, at any time prior to the Mandatory
Conversion Date, unless previously redeemed, into shares of Common Stock at a rate of _____ of a share of Common Stock for each share of PRIDES (the "Optional Conversion Rate") (equivalent to a conversion price of $____ per share of Common Stock), subject to adjustment as set forth below. The right to convert shares of PRIDES called for redemption shall terminate immediately prior to the close of business on the redemption date.

     Conversion of shares of PRIDES at the option of the holder may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank, to the office or agency to be maintained by the Corporation for that purpose (and, if applicable, cash payment of an amount equal to the dividend payable on such shares), and otherwise in accordance with conversion procedures established by the Corporation. Each optional conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied. The conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

     Holders of shares of PRIDES at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such record date and prior to the corresponding Dividend Payment
Date. However, shares of PRIDES surrendered for conversion after the close of business on a record date for any payment of dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend thereon which is to be paid on such Dividend Payment Date
(unless such shares have been called for redemption on a redemption date between such record date and such Dividend Payment Date). A holder of shares of PRIDES called for redemption on July 1, 1998 or any other Dividend Payment Date thereafter will receive the dividend on such shares payable on that date and will be able to convert such shares after the record date for such dividend without paying an amount equal to such dividend to the
Corporation upon conversion. Except as provided above, upon any optional conversion of shares of PRIDES, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of PRIDES or for previously declared dividends or distributions on the shares of Common Stock issued upon such conversion.

     (d)  Common Equivalent Rate and Optional Conversion Rate
Adjustments.  The Common Equivalent Rate and the Optional
Conversion Rate shall be each subject to adjustment from time to time as provided below in this subparagraph (d).

          (i) If the Corporation shall, after June __, 1995:

                    (A)  pay a stock dividend or make a
distribution with respect to its Common Stock in shares of such Common Stock,

                    (B)  subdivide or split its outstanding
Common Stock into a greater number of shares,

                    (C)  combine its outstanding shares of
Common Stock into a smaller number of shares, or

                    (D)  issue by reclassification of its shares
of Common Stock any shares of common stock of the Corporation, then, in any such event, the Common Equivalent Rate and the Optional Conversion Rate in effect immediately prior to such event shall each be adjusted so that the holder of any shares of PRIDES shall thereafter be entitled to receive, upon Mandatory Conversion or upon conversion at the option of the holder, the number of shares of Common Stock of the
                    Corporation which such holder would have owned or been entitled to receive immediately following any event described above had such shares of PRIDES been converted immediately prior to such event or any record date with respect thereto. Such adjustment shall become effective at the opening of business on the business day next following the record date for determination of stockholders entitled to receive such dividend or distribution, in the case of a dividend or distribution, and shall become effective immediately after the effective date, in the case of a subdivision split, combination or reclassification. Such adjustment shall be made successively.

          (ii) If the Corporation shall, after June __, 1995, issue rights (other than Rights issued pursuant to the Rights Plan (as defined below)) or warrants to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock, then, in any such event unless such rights or warrants are issued to holder of shares of PRIDES on a pro rata basis with the shares of Common Stock based on the Common Equivalent Rate on the date immediately preceding such issuance, the Common Equivalent
Rate and Optional Conversion Rate shall each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversion Rate, in effect immediately prior to the date of issuance of such rights or warrants, by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price). Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the
 Common Equivalent Rate and the Optional Conversion Rate shall each be readjusted to the Common Equivalent Rate and the Optional Conversion Rate which would then be in effect had the adjustments been made upon the issuance of such rights or warrants upon the basis of delivery of only the number of shares of Common Stock actually delivered. Such adjustment shall be made successively.

          (iii) If the Corporation shall, after June __, 1995, pay a dividend or make a distribution to all holders of its Common Stock of evidences of its indebtedness, cash or other assets (including capital stock of the Corporation but excluding any cash dividends or distributions, other than Extraordinary Cash Distributions (as hereinafter defined), and dividends referred to in subparagraph (i) above) or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than Rights issued pursuant to the Rights Plan and those referred to in subparagraph (ii) above), then unless such dividend is paid or distribution is made to each holder of shares of PRIDES on a pro rata basis with the shares of Common Stock based on the Common Equivalent Rate on the date immediately preceding such payment or distribution, in any such event, the Common Equivalent Rate and the Optional Conversion Rate shall each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversion Rate in effect on the record date mentioned below, by a fraction of which the numerator shall be the
Current Market Price per share of the Common Stock on the
record date for the determination of stockholders entitled to receive such dividend or distribution, and of which the denominator shall be such Current Market Price per share of Common Stock less the fair market value (as determined by the Board of Directors, whose determination shall be
conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of
Common Stock.   Such adjustment shall become effective on
the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Such adjustment shall be made successively. As used in this subparagraph (d), the term "Extraordinary Cash Distributions" means, with respect to any cash dividend or distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the Common Stock paid during the consecutive 12-month period ending on and including such date (other than cash dividends and cash distributions for which an adjustment to the Common Equivalent Rate and the Optional Conversion Rate was previously made) exceeds, on a per share of Common Stock basis, 10% of the average of the daily Closing Prices of the Common Stock over such consecutive 12-month period.

          (iv) Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subparagraph (ii) above.

          (v) The Corporation shall also be entitled to make upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate and the Call Price, as it in its sole discretion shall determine to be advisable, in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) made by the Corporation to its stockholders after June __, 1995 shall not be taxable.

          (vi) In any case in which subparagraph 3(d) shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date and the date fixed for conversion pursuant to subparagraph 3(a) or redemption pursuant to subparagraph 3(b) occurs after such record date, but before the occurrence of such event, the Corporation may, in its sole discretion, elect to defer the following until after the occurrence of such event:
                    (A) issuing to the holder of any converted or redeemed shares of PRIDES the additional shares of Common Stock issuable upon such conversion or redemption over the shares of Common Stock issuable before giving effect to such adjustments and (B) paying to such holder any amount in cash in lieu of a fractional share of Common
Stock pursuant to subparagraph 3(g).

          (vii) All adjustments to the Common Equivalent Rate and the Optional Conversion Rate shall be calculated to the nearest 1/100th of a share of Common Stock. No adjustment in the Common Equivalent Rate or the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustment which by reason of this subparagraph (vii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (e) Adjustment for Consolidation or Merger. In case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), proper provision shall be made so that each share of PRIDES shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of PRIDES might have been converted immediately prior to consummation of such transaction, (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of PRIDES would have converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such shares of
PRIDES (other than previously declared dividends payable to a holder of record as of a prior date), (iii) redemption on any redemption date in exchange for the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable at the
Call Price in effect on such redemption date upon a redemption of such share immediately prior to consummation of such transaction, assuming that, if the Notice Date for such redemption is not prior to such transaction, the Notice Date had been the date of such transaction and assuming in each case that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into or for which the shares of PRIDES shall be convertible or redeemable after consummation of such transaction shall be subject to adjustment as described in the immediately preceding paragraph following the date of consummation of such transaction. The Corporation may not become a party to any such transaction unless the terms thereof are consistent with the foregoing or consistent with clause (iii) of Paragraph 7(c).

     For purposes of the immediately preceding paragraph and subparagraph 3(g)(iii), any sale or transfer to another corporation of property of the Corporation which did not account for at least 50% of the consolidated net income of the Corporation for its most recent fiscal year ending prior to the consummation of such transaction shall not in any event be deemed to be a sale or transfer of the property of the Corporation as an entirety or substantially as an entirety.

     (f)  Notice of Adjustments.  Whenever the Common Equivalent
Rate and Optional
Conversion Rate are adjusted as herein provided, the Corporation shall:

          (i) forthwith compute the adjusted Common Equivalent Rate and Optional Conversion Rate in accordance herewith and prepare a certificate signed by an officer of the Corporation setting forth the adjusted Common Equivalent Rate and the Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent for the shares of PRIDES and the Common Stock; and

          (ii) make a prompt public announcement and mail a notice to the holders of the outstanding shares of PRIDES stating that the Common Equivalent Rate and the Optional Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate and Optional Conversion Rate, such notice to be mailed at or prior to the time the Corporation mails an interim statement to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter.

     (g) Notices. In case, at any time while any of the shares of PRIDES are outstanding,

          (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock, excluding any cash dividends; or

          (ii) the Corporation shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

          (iii) the Corporation shall authorize any reclassification of its Common Stock (other than a subdivision or combination thereof) or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or of the sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety; or

          (iv) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;
then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of PRIDES, and shall cause to be mailed to the holders of shares of PRIDES at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating
(A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this subparagraph (g) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

     (h) Effect of Conversions and Redemptions. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon any conversion or redemption shall be deemed to have become on the date of any such conversion or redemption the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open.

     (i)  No Fractional Shares.   No fractional shares or script
representing fractional
shares of Common Stock shall be issued upon the redemption or conversion of any shares of PRIDES. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of PRIDES of any holder which are redeemed or converted on any redemption date or upon Mandatory Conversion or any optional conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the (i) Current Market Price as of the second trading day immediately preceding the Notice Date, in the case of redemption, or (ii) Closing Price of the Common
Stock determined (A) as of the fifth Trading Date immediately preceding the Mandatory
Conversion Date, in the case of Mandatory Conversion, or (B) as of the second Trading
Date immediately preceding the effective date of conversion, in the case of an optional conversion by a holder. If more than one share shall be surrendered for conversion or redemption at one time by or for the same holder, the number of full shares of Common
Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of PRIDES so surrendered or redeemed.

     (j) Reissuance. Shares of PRIDES that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as part of PRIDES and shall (upon compliance with any applicable provisions of the laws of the State of Louisiana) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

     (k)  Definitions.  As used in this Section 6:

          (i) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Louisiana are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise;

          (ii)      the term "Call Price" of each share of
PRIDES shall be the sum of (x)      $             on and after
July 1, 1998, to and including September 30, 1998, $         on
and after October 1, 1998, to and including December 31, 1998,
$         on and after January 1, 1999, to and including March
31, 1999, $   on and after April 1, 1999, to and including June
30, 1999, $     on and after July 1, 1999, to and including
September 30, 1999, $         on and after October 1, 1999, to
and including December 31, 1999, $         on and after January
1, 2000, to and including March 31, 2000, $        on and after
April 1, 2000, to and including May 31, 2000, and $      on and
after June 1, 2000, through July 1, 2000 and (y) all accrued and unpaid dividends thereon to but not including the redemption date (other than previously declared dividends payable to a holder of record as of a prior date);

          (iii) the term "Closing Price" on any day shall mean the last reported sales price on such day or, in case no such sale takes place on such day, the average of the reported closing high and low quotations, in each case on the Nasdaq National Market, or, if the Common Stock is not listed on the Nasdaq National Market, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the high bid and low-asked quotations of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if no such quotations are available, the fair market value of the Common Stock as determined by any New York Stock Exchange member firm selected from time to time by the Board of Directors for such purpose;

          (iv) the term "Current Market Price" price per share of Common Stock at any date shall be deemed to be the lesser of (x) the average of the daily Closing Prices for the fifteen consecutive Trading Dates ending on and including the date in question or (y) the Closing Price of the Common Stock for such date of determination; provided, however, if any event that results in an adjustment of the Common Equivalent Rate occurs during such fifteen-day period, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event; and

          (v) the term "Trading Date" shall mean a date on which the Nasdaq National Market (or any successor thereto) is open for the transaction of business.

     (l) Payment of Taxes. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of PRIDES pursuant to this
Paragraph 3; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of shares of PRIDES redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (m) Reservation of Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or its issued Common Stock held in its treasury, for the purpose of effecting any Mandatory Conversion of the shares of PRIDES or any conversion of the shares of PRIDES at the option of the holder, the full number of shares of Common
Stock then deliverable upon any such conversion of all outstanding shares of PRIDES.

     (n) Rights. Holders of the PRIDES whose shares of PRIDES are converted into shares of Common Stock may be entitled to receive Rights (as defined in that certain
Rights Agreement dated as of July 27, 1994 between the Corporation and Chemical Bank, as Rights Agent, a copy of which along with the statement of the Corporation pursuant to
Section 51C of the Louisiana Business Corporation Law, was filed in the offices of the
Secretary of State of the State of Louisiana on August 1, 1994 (the "Rights Plan")) in accordance with the terms and conditions of the Rights Plan. Holders of PRIDES who do not convert their shares of PRIDES into Common Stock prior to a Distribution Date (as defined in the Rights Plan) will not receive any Rights and therefore will not be entitled to participate in the Rights Plan.

     Paragraph 4.  Liquidation Rights.

     (a) In the event of the liquidation, dissolution, or winding up of the business of the Corporation, whether voluntary or involuntary, the holders of shares of PRIDES then outstanding, after payment or provision for payment of the debts and other liabilities of the
Corporation and the payment or provision for payment of any distribution on any shares of the Corporation having a preference and a priority over the shares of PRIDES on liquidation, and before any distribution to the holders of Junior Stock, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per share of PRIDES in cash equal to the sum of (i) $__________ plus (ii) all accrued and unpaid dividends thereon. In the event the assets of the Corporation available for distribution to the holders of the shares of PRIDES upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding shares of PRIDES and of all other series of Parity Preferred Stock, the holders of shares of PRIDES and of all other series of Parity
Preferred Stock shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of PRIDES and the holders of outstanding shares of such Parity
Preferred Stock were paid in full. Except as provided in this Paragraph 4, holders of
PRIDES shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

     (b) For the purposes of this Paragraph 4, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

               (i) the sale, lease, transfer or exchange of all or substantially all of the assets of the Corporation; or

               (ii) the consolidation or merger of the
Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger).

     Paragraph 5. Definition. As used in this Section 6, the term "Common Stock" shall mean any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the
Corporation. However, shares of Common Stock issuable upon conversion of shares of
PRIDES shall include only shares of the class designated as Common Stock as of June __,
1995, or shares of the Corporation of any class or classes resulting from any reclassification or reclassification thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the
Corporation; provided, however, that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassification bears to the total number of shares of all classes resulting from all such reclassification.

     Paragraph 6. No Preemptive Rights. The holders of shares of PRIDES shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Corporation convertible into or carrying rights or options to purchase any such shares.

     Paragraph 7.  Voting Rights.

     (a) The holders of shares of PRIDES shall have the right with the holders of
Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on the basis of 4/5 of a vote for each share held.
The holders of shares of PRIDES and the holders of Common Stock shall vote together as one class except as otherwise set forth herein or as otherwise provided by law or by the Articles of Incorporation of the Corporation.

     (b) If at any time dividends payable on the shares of PRIDES or any other series of Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, or if any other series of Preferred Stock shall be entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any Directors of the Corporation
("Preferred Stock Directors"), the holders of the shares of PRIDES, voting separately as a class with the holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable, with each share of PRIDES entitled to vote on this and other matters upon which Preferred Stock votes us a group, shall have the right to vote for the election of two Preferred Stock Directors of the Corporation, such Directors to be in addition to the number of Directors constituting the Board of Directors immediately prior to the accrual of such right. Such right of the holders of shares of
PRIDES to elect two Preferred Stock Directors shall, when vested, continue until all dividends in arrears on the shares of PRIDES and such other series of Preferred Stock shall have been paid in full and the right of any other series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect Preferred Stock Directors shall terminate or have terminated and, when so paid, and any such termination occurs or has occurred, such right of the holders of shares of PRIDES to elect two Preferred Stock
Directors separately as a class shall cease, subject always to the same provisions for the vesting of such right of the holders of the shares of PRIDES to elect two Preferred Stock
Directors in the case of future dividend defaults.

     The term of office of each Director elected pursuant to the preceding paragraph shall terminate on the earlier of (i) the next annual meeting of stockholders at which a successor shall have been elected and qualified or (ii) the termination of the right of the holders of shares of PRIDES and such other series of Preferred Stock to vote for Directors pursuant to the preceding paragraph. Vacancies on the Board of Directors resulting from the death, resignation or other cause of any such Director shall be filled exclusively by no less than two-thirds of the remaining Directors and the Director so elected shall hold office until a successor is elected and qualified.

     (c) For as long as any shares of PRIDES remain outstanding, the affirmative consent of the holders of at least two-thirds thereof actually voting (voting separately as a class) given in person or by proxy, at any annual meeting or special meeting of the shareholders called for such purpose, shall be necessary to (i) amend, alter or repeal any of the provisions of the Articles of Incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of the shares of PRIDES then outstanding or reduce the minimum time required for any notice to which holders of shares of PRIDES then outstanding may be entitled; provided, however, that any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any additional shares of Junior Stock or any other shares of stock (whether or not already authorized) ranking on a parity with the shares of PRIDES shall be deemed not to adversely affect such powers, preferences or rights and shall not be subject to approval by the holders of shares of PRIDES; and provided further that clause (i) shall not be applicable to the amendment, alteration or repeal of any provisions of the Articles of
Incorporation of the Corporation approved at a meeting of the shareholders the record date of which is prior to the issuance of any shares of PRIDES;
(ii) authorize or create,
or increase the authorized amount of, any capital stock, or any security convertible into capital stock, of any class ranking senior to PRIDES as to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; or (iii) merge or consolidate with or into any other corporation, unless each holder of the shares of PRIDES immediately preceding such merger or consolidation shall have the right either to (A) receive or continue to hold in the resulting corporation the same number of shares, with substantially the same rights and preferences, as correspond to the shares of PRIDES so held or (B) convert into shares of Common Stock at the Common Equivalent Rate in effect on the date immediately preceding the announcement of any such merger or consolidation.

     There is no limitation on the issuance by the Corporation of Parity Preferred Stock or of any class ranking junior to the shares of PRIDES.

     Notwithstanding the provisions summarized in the preceding two paragraphs, however, no such approval described therein of the holders of the shares of PRIDES shall be required to authorize an increase in the number of authorized shares of Preferred Stock or if, at or prior to the time when such amendment, alteration, or repeal is to take effect or when the authorization, creation or increase of any such senior stock or security is to be made, or when such consolidation or merger, liquidation, dissolution or winding up is to take effect, as the case may be, provision is made for the redemption of all shares of
PRIDES at the time outstanding."

     Executed this _______ day of _____________, 1995, by the
undersigned officers of
the Corporation in the presence of the undersigned competent witnesses.

WITNESSES:                         UNITED COMPANIES
                                   FINANCIAL CORPORATION

______________________________
By:__________________________________

Name:_____________________________

Title:____________________________
______________________________


By:__________________________________
                                      Name:__________________,
                                      Secretary

      STATE OF LOUISIANA
PARISH OF EAST BATON ROUGE

     I, _______________________, a Notary Public duly qualified and commissioned in and for the Parish and State aforesaid, do hereby certify that on this ____ day of ________,
1995, personally appeared before me _______________________ and ____________________, who, being by me first duly sworn, declared and acknowledged that they are the ___________________ and Secretary, respectively, of United Companies
Financial Corporation, that they signed the foregoing document as ___________________
and Secretary, respectively, of that Corporation and the statements contained therein are true.



                                   Notary Public

                                                  EXHIBIT 8.1

                                    STROOCK & STROOCK & LAVAN
                                        7 HANOVER SQUARE
                                       NEW YORK, NY 10004


May 25, 1995


United Companies Financial Corporation
4041 Essen Lane
Baton Rouge, Louisiana  70809

RE:  UNITED COMPANIES FINANCIAL CORPORATION
     REGISTRATION STATEMENT ON FORM S-3
      (REGISTRATION NO. 33-55227)

Gentlemen:

We have acted as special counsel for United Companies Financial Corporation, a Louisiana corporation (the "Company"), in connection
with the issuance by the Company of    % PRIDES, Convertible
Preferred Stock, par value $2.00 per share (the "PRIDES"). A Registration Statement on Form S-3 (Registration No. 33-55227) (the "Registration Statement") has been filed and is effective with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

We have examined the prospectus dated May 25, 1995 and the preliminary prospectus supplement dated May 25, 1995 relating to the PRIDES (collectively, the "Prospectus") and such other documents, instruments and representations as we have considered necessary for the purposes of this opinion.

On the basis of and subject to the foregoing (including the accuracy of all facts set forth in the Prospectus and such other documents, instruments and representations as we have examined), and the offering of shares of PRIDES being consummated in the manner described in the Prospectus, the discussion under the heading "Certain Federal Income Tax Considerations," while not purporting to address all possible federal income tax consequences to persons who purchase shares of PRIDES, expresses our opinion as to the material federal income tax considerations believed to be applicable to such persons. The discussion, however, does not address the federal income tax consequences applicable to particular categories of investors which may be subject to special rules.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Prospectus and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the PRIDES under the securities or blue sky laws of any state or jurisdiction.
In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan

STROOCK & STROOCK & LAVAN

                                         EXHIBIT 12.1


UNITED COMPANIES FINANCIAL CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(dollars in thousands)
                                          Three Months
                                          Ended March 31,                  YEAR ENDED DECEMBER 31,
                                           1995              1994              1993         1992          1991          1990
Income from continuing operations
   before income taxes                     $19,549             $84,074           $43,061      $20,615        $7,816        $6,837
Add

   Portion of rents representative of
      the interest factor                      540          1,783              1,085         745             735              775

   Interest on indebtedness                  5,894         14,563             10,158      12,082          17,679           19,938

   Proportionate share of interest on
      indebtedness of 50%-owned investee        93            375                380         383             430               99

   Less :  intercompany interest               (93)          (375)              (380)       (383)           (430)             (99)

           Income as adjusted              $25,983       $100,420            $54,304     $33,442         $26,230          $27,550

Fixed charges

   Portion of rents representative of
      the interest factor                     $540         $1,783             $1,085        $745            $735             $775

   Interest on indebtedness                  5,894         14,563             10,158       12,082         17,679           19,938

   Interest capitalized                         51             40

   Proportionate share of interest on
      indebtedness of 50%-owned investee        93            375                380          383            430               99

   Less :  intercompany interest               (93)          (375)              (380)        (383)          (430)             (99)

           Fixed charges                    $6,485        $16,386            $11,243      $12,827        $18,414          $20,713

Ratio of earnings to fixed charges             4.0            6.1                4.8          2.6            1.4              1.3

                                         EXHIBIT 12.2

UNITED COMPANIES FINANCIAL CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
(dollars in thousands)
                                      Three Months
                                      Ended March 31,           YEAR ENDED DECEMBER 31,
                                      1995                1994              1993         1992          1991             1990
Income from continuing operations
   before income taxes                     $19,549         $84,074           $43,061      $20,615      $7,816           $6,837

Add

   Portion of rents representative of
      the interest factor                      540          1,783             1,085          745             735              775

   Interest on indebtedness                  5,894         14,563            10,158       12,082          17,679           19,938

   Proportionate share of interest on
      indebtedness of 50%-owned investee        93            375               380          383             430               99

   Less :  intercompany interest               (93)          (375)             (380)        (383)           (430)             (99)

           Income as adjusted              $25,983       $100,420           $54,304      $33,442         $26,230          $27,550

Fixed charges

   Preferred stock dividends                                                                $333

   Ratio of income from continuing
      operations before income taxes to income
      from continuing operations                                                152%

   Preferred stock dividends on a pretax basis                                                               506

   Portion of rents representative of
      the interest factor                     $540          1,783            $1,085         $745            $735             $775

   Interest on indebtedness                  5,894         14,563            10,158       12,082          17,679           19,938

   Interest capitalized                         51             40                 0            0               0                0

   Proportionate share of interest on
      indebtedness of 50%-owned investee        93            375               380          383             430               99

   Less :  intercompany interest               (93)          (375)             (380)        (383)           (430)             (99)

           Fixed charges                    $6,485        $16,386           $11,749      $12,827         $18,414          $20,713

Ratio of earnings to fixed charges             4.0            6.1               4.6          2.6             1.4              1.3